Exhibit 99.1

Media Contacts:

Telkonet Investor Relations

414.721.7988
ir@telkonet.com

FOR IMMEDIATE RELEASE

Telkonet Announces Second Quarter 2017 Financial Results

Company Continues Focused Industry Growth and Platform Evolution

Teleconference and Webcast to be Held Today at 4:30 P.M. EST

WAUKESHA (August 14, 2017) - Telkonet, Inc. (OTCQB: TKOI), (the “Company”, “Telkonet”), creator of the EcoSmart platform of intelligent automation solutions designed to optimize comfort, energy efficiency and operational analytics in support of the emerging Internet of Things (IoT), today announced financial results for the second quarter ended June 30, 2017. Telkonet management will hold a teleconference to discuss these results with the financial community today at 4:30 p.m. ET/3:30 p.m. CT.

“Our recent divestiture has created an enormous opportunity to expand Telkonet’s market penetration and drive revenue growth,” stated Jason Tienor, Telkonet’s President and Chief Executive Officer. “Through our efforts during the second quarter, we’ve positioned the company to take advantage of this restructuring and refocusing to accelerate work towards product development and expanded marketing and sales initiatives.”

Operating and Financial Highlights Comparison for the Six Months Ended June 30, 2017 and 2016:

•	The Company completed the divestiture of its hospitality networking assets for $12.75 million in March 2017.
•	Net income attributable to common stockholders increased to $4.8 million from a loss of $0.6 million in the prior year period
•	Working capital from continuing operations increased to $10.6 million as of June 30, 2017 compared to zero as of December 31, 2016
•	Recurring revenue increased 8% to $0.21 million for the six months ended June 30, 2017 compared to $0.20 million in the prior year period
•	Operating expense decreased 10% to $4.1 million for the six months ended June 30, 2017 compared to $4.5 million in the prior year period
•	Completed relocation of all Telkonet staff and activities to new headquarters and manufacturing and shipping facilities

“Our efforts through the second quarter of 2017 have been focused on structuring the organization for rapid revenue growth, EcoSmart platform expansion and the strategic positioning of Telkonet for maximized value and growth,” continued Tienor. “We’re very happy with the result of these efforts and look forward to the potential our future holds as a focused intelligent automation and IoT company.”

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Financial Results Review

2017 Year to Date

Revenue: Total revenue from continuing operations decreased $1.2 million to $4.0 million for the six months ended June 30, 2017 compared to $5.2 million for the comparable period in 2016.

Product Revenue: Product revenue which principally arises from the sales and installation of our EcoSmart energy management platform decreased 23% to $3.8 million for the six months ended June 30, 2017 compared to $5.0 million for the comparable period in 2016.

Gross Margin: Gross profit percentages decreased to 47% for the six months ended June 30, 2017 from 52% for the comparable period in 2016.

Net Loss: The Company reported a net loss from continuing operations of $2.2 million for the six months ended June 30, 2017 compared to a net loss from continuing operations of $1.8 million for the comparable period in 2016.

Teleconference

Date: Monday, August 14, 2017

Time: 4:30 p.m. EST (3:30 p.m. CDT, 1:30 p.m. PST)

Investor Dial-In (Toll Free US & Canada): 877-407-9171

Investor Dial-In (International): 201-493-6757

A replay of the teleconference will be available until August 28, 2017, which can be accessed by dialing (877) 660-6853 if calling within the US & Canada or (201) 612-7415, if calling internationally. Please enter conference ID # 13649459 to access the replay.

NON-GAAP Financial Measures

Telkonet will post to the Company's investor relations web site (www.telkonet.com) any reconciliation of differences between non-GAAP financial information that may be required in connection with issuing the Company's financial results.

The Company, as is common in its industry, uses adjusted EBITDA from continuing operations, a non-GAAP measurement gauge to demonstrate earnings exclusive of interest and non-cash events. The Company manages its business based on its cash flows. The Company, in its daily management of its business affairs and analysis of its monthly, quarterly and annual performance, makes its decisions based on cash flows, not on the amortization of assets obtained through historical activities. The Company, in managing its current and future affairs, cannot affect the amortization of the intangible assets to any material degree, and therefore uses adjusted EBITDA from continuing operations as its primary management guide. Adjusted EBITDA from continuing operations is not, and should not be considered, an alternative to net income (loss), income (loss) from continuing operations, or any other measure for determining operating performance of liquidity, as determined under accounting principles generally accepted in the United States (GAAP). In assessing the overall health of its business for the three and six months ended June 30, 2017 and 2016, the Company excluded items in the following general category described below:

•	Stock-based compensation: The Company believes that because of the variety of equity awards used by companies, varying methodologies for determining stock-based compensation and the assumptions and estimates involved in those determinations, the exclusion of non-cash stock-based compensation enhances the ability of management and investors to understand the impact of non-cash stock-based compensation on our operating results. Further, the Company believes that excluding stock-based compensation expense allows for a more transparent comparison of its financial results to the previous period.

•	Bonus paid to executives upon sale of discontinued operations: The Company does not consider the bonuses of $87,750 associated with the sale of Ethostream to be indicative of current or future operating performance. Therefore, the Company does not consider the inclusion of these costs helpful in assessing its current financial performance compared to the previous year.

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Adjusted EBITDA from continuing operations and other non-GAAP financial measures should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of the non-GAAP financial measure as an analytical tool. In particular, the non-GAAP financial measure is not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measure reflect the exclusion of items that are recurring and will be reflected in the Company's financial results for the foreseeable future. The Company compensates for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measure.

ABOUT TELKONET

Telkonet, Inc. (OTCQB: TKOI) provides innovative intelligent automation platforms at the forefront of the Internet of Things (IoT) space. Helping commercial audiences better manage operational costs, the Company’s EcoSmart intelligent automation platform is supported by a full-suite of IoT-connected devices that provide in-depth energy usage information and analysis, allowing building operators to reduce energy expenses. Vertical markets that benefit from EcoSmart products include hospitality, education, military, government, healthcare and multiple dwelling housing. Telkonet was founded in 1977 and is based in Waukesha, WI. For more information, visit www.telkonet.com.

For news updates as they happen, follow @Telkonet on Twitter.

To receive updates on all of Telkonet’s developments, sign up for our email alerts HERE.www.telkonet.com

FORWARD LOOKING STATEMENTS

Statements included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties such as competitive factors, technological development, market demand and the Company’s ability to obtain new contracts and accurately estimate net revenue due to variability in size, scope and duration of projects, and internal issues in the sponsoring client. Further information on potential factors that could affect the Company’s financial results, can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and in its Reports on Forms 8-K filed with the Securities and Exchange Commission (“SEC”).

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RECONCILIATION OF NET LOSS FROM

CONTINUING OPERATIONS TO ADJUSTED EBITDA

FOR THE THREE AND SIX MONTHS ENDED JUNE 30,

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Net loss from continuing operations	$(869,406)	$(1,312,966)	$(2,163,644)	$(1,803,616)
Interest (income) expense, net	(4,428)	13,630	5,925	29,826
Provision for income taxes	6,910	–	7,901	625
Depreciation and amortization	9,880	8,007	19,789	15,984
EBITDA – continuing operations	(857,044)	(1,291,329)	(2,130,029)	(1,757,181)
Adjustments:
Stock-based compensation	3,516	3,750	318,202	7,501
Bonus paid to executives upon sale of discontinued operations	–	–	87,750	–
Adjusted EBITDA	$(853,528)	$(1,287,579)	$(1,724,077)	$(1,749,680)

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TELKONET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues, net:
Product	$2,013,922	$2,165,510	$3,824,307	$4,995,550
Recurring	110,201	87,364	213,043	197,384
Total Net Revenue	2,124,123	2,252,874	4,037,350	5,192,934

Cost of Sales:
Product	1,065,914	1,117,017	2,073,959	2,423,264
Recurring	32,627	24,674	62,645	55,706
Total Cost of Sales	1,098,541	1,141,691	2,136,604	2,478,970

Gross Profit	1,025,582	1,111,183	1,900,746	2,713,964

Operating Expenses:
Research and development	444,557	464,571	823,013	891,385
Selling, general and administrative	1,438,069	1,937,941	3,207,762	3,579,760
Depreciation and amortization	9,880	8,007	19,789	15,984
Total Operating Expenses	1,892,506	2,410,519	4,050,564	4,487,129

Operating Loss	(866,924)	(1,299,336)	(2,149,818)	(1,773,165)

Other Income (Expenses):
Interest income (expense), net	4,428	(13,630)	(5,925)	(29,826)
Total Other Income (Expense)	4,428	(13,630)	(5,925)	(29,826)

Loss from Continuing Operations before Provision for Income Taxes	(862,496)	(1,312,966)	(2,155,743)	(1,802,991)

Provision for Income Taxes	6,910	–	7,901	625
Net loss from continuing operations	(869,406)	(1,312,966)	(2,163,644)	(1,803,616)
Discontinued Operations:
Gain from sale of discontinued operations (net of tax)		–	6,384,871	–
Income from discontinued operations (net of tax)	18,855	641,340	590,657	1,252,112
Net income (loss) attributable to common stockholders	$(850,551)	$(671,626)	$4,811,884	$(551,504)

Net income (loss) per common share:
Basic - continuing operations	$(0.01)	$(0.01)	$(0.02)	$(0.01)
Basic - discontinued operations	$0.00	$0.00	$0.05	$0.01
Basic – net income (loss) attributable to common stockholders	$(0.01)	$(0.01)	$0.04	$0.00

Diluted - continuing operations	$(0.01)	$(0.01)	$(0.02)	$(0.01)
Diluted - discontinued operations	$0.00	$0.00	$0.05	$0.01
Diluted – net income (loss) attributable to common stockholders	$(0.01)	$(0.01)	$0.04	$0.00

Weighted Average Common Shares Outstanding – basic	133,015,191	131,808,232	132,894,833	129,431,540
Weighted Average Common Shares Outstanding –diluted	133,015,191	131,808,232	133,490,201	129,431,540

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